UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 3, 2010

StemCells, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19871	94-3078125
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3155 Porter Drive, Palo Alto, California		94304
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	650.475.3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 3, 2010, StemCells, Inc. (the “Company”) held its 2010 Annual Meeting of Stockholders (the “Annual Meeting”), at 2:00 p.m. local time, at the Company’s headquarters located at 3155 Porter Drive, Palo Alto, California, pursuant to notice duly given. Only stockholders of record as of the close of business on April 9, 2010 were entitled to vote at the Annual Meeting. As of April 9, 2010, there were 119,673,325 shares of Company common stock outstanding and entitled to vote at the Annual Meeting, of which 91,848,139 shares of Company common stock were represented, in person or by proxy, constituting a quorum.

The final results of the stockholder vote on each proposal brought before the meeting were as follows:

(a) Each of the two nominees to serve as Class I Directors for a three-year term expiring at the 2013 Annual Meeting were elected.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Eric Bjerkholt	16,390,960	1,587,821	73,869,358
John Schwartz, Ph.D.	15,976,736	2,002,045	73,869,358

(b) The appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 was ratified.

Votes For	Votes Against	Abstentions	Broker Non-Votes
88,122,363	2,804,540	898,269	0

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

StemCells, Inc.

June 7, 2010	By:	/s/ Kenneth B. Stratton

Name: Kenneth B. Stratton
Title: General Counsel